Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Deferred Compensation Plan of Republic Services, Inc. of our reports dated February 24, 2010, with respect to the consolidated financial statements of Republic Services, Inc. and the effectiveness of internal control over financial reporting of Republic Services, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2009, filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
Phoenix, Arizona
October 22, 2010